Exhibit 2.0

Agreement and Plan of Reorganization

This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 1st day of August 2005, by and between T Bay Holdings, Inc., a Nevada corporation ("TBAY"), WISE TARGET INTERNATIONAL LIMITED (“WISE TARGET”) and AMBER LINK INTERNATIONAL LIMITED (“AMBER LINK”);  and Ms Meilian Li and Mr. Xiaofeng Li, sole shareholder of WISE TARGET and AMBER LINK respectively (collectively “Shareholders”).

Recitals:

A.

TBAY is a Nevada corporation organized on August 8, 1984 under the laws of the State of Utah and redomiciled to the State of Nevada on June 13, 1989.  TBAY has authorized capital stock of 100,000,000 common shares and 10,000,000 preferred shares, $.001 par value, of which 11,529,549 common shares, are issued and outstanding and no preferred shares are issued and outstanding;

B.                    WISE TARGET is a limited liability company organized under the laws of British Virgin Islands on April 24, 2002 and has authorized capital stock of 50,000 common shares, US$1.00 par value, of which one (1) share is issued and outstanding.

C.                    AMBER LINK is a limited liability company organized under the laws of British Virgin Islands on May 10, 2002 and has authorized capital stock of 50,000 common shares, US$1.00 par value, of which one (1) share is issued and outstanding.

D.

SHANGHAI SUNPLUS COMMUNICATION TECHNOLOGY CO., LTD, (“SUNPLUS”) is a Sino-foreign joint venture organized under the laws of China on October 10, 2002 and SUNPLUS has registered capital of HKD30,000,000.

E.

WISE TARGET is a 75% shareholder of SUNPLUS

F.                    AMBER LINK is a 20% shareholder of SUNPLUS.

G.

The respective Boards of Directors of TBAY, WISE TARGET and AMBER LINK  have deemed it advisable and in the best interests of TBAY, WISE TARGET and AMBER LINK that WISE TARGET and AMBER LINK be acquired by TBAY, pursuant to the terms and conditions set forth in this Agreement;

H.

TBAY, WISE TARGET and AMBER LINK propose to enter into this Agreement which provides among other things that 100% of the outstanding shares of WISE TARGET and AMBER LINK be respectively acquired by TBAY, in exchange for 18,550,000 shares of TBAY and such additional items as more fully described in the Agreement; and

I.

The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Article

THE ACQUISITION

1.1

At the Closing, one (1) common share of WISE TARGET, which represents 100% of the outstanding shares of WISE TARGET, and one (1) share of AMBER LINK, which represents 100% outstanding shares of AMBER LINK, shall be acquired by TBAY in exchange for up to 18,550,000 restricted common shares of TBAY (the “Shares”).  The Shares of WISE TARGET and AMBER LINK to be exchanged and the Shares of TBAY to be issued in this transaction shall be exchanged and issued as set forth in Exhibit A to this Agreement which number of Shares are incorporated herein by reference.

1.2

At the Closing, the WISE TARGET and AMBER LINK shareholders listed in Exhibit A will deliver certificates for the shares of WISE TARGET and AMBER LINK listed in Exhibit A, duly endorsed so as to make TBAY the sole holder thereof, free and clear of all claims and encumbrances and TBAY shall deliver a transmittal letter directed to the transfer agent of TBAY directing the issuance of the Shares to the shareholders of WISE TARGET and AMBER LINK as set forth on Exhibit A of this Agreement.

1.3

Following the reorganization there will be a total of 30,079,549 common shares, $.001 par value, issued and outstanding in TBAY and no preferred shares will be issued and outstanding.

1.4

Following the reorganization, WISE TARGET and AMBER LINK will be wholly owned (100%) subsidiaries of TBAY, and will in aggregate hold 95% shareholding in SUNPLUS.

2. Article

THE CLOSING

2.1

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 609 Judge Building, 8 East Broadway, Salt Lake City, UT 84111 on or before August 15, 2005 , (the "Closing Date") or at such other place or date and time as may be agreed to by the parties hereto.

2.2

The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

(a)

Meilian Li, Xiaofeng Li, and Zhohui Luo shall be appointed to, and shall be the sole members of, the Board of Directors of TBAY and Tianpei Li and Silu Wu shall resign as Directors of TBAY.

(b)

Tianpei Li and Silu Wu shall resign as officers of TBAY and the following shall be appointed as officers of TBAY:

NAME

POSITION

Xiaofeng Li

Chief Executive Officer

Murry Zuhe Xiao

Chief Financial Officer

2.3

Within 30 days of Closing, the Company agrees to file and use its best efforts to make effective, a Registration Statement on Form SB-2 or other appropriate form to register for resale those shares issued by the Company prior to Closing.

3. Article

 REPRESENTATIONS AND WARRANTIES OF TBAY

3.1

TBAY hereby represents and warrants to WISE TARGET and AMBER LINK as follows:

(a)

TBAY shall deliver to WISE TARGET and AMBER LINK, on or before Closing, each of the following:

(1)

Financial Statements.  Audited financial statements of TBAY including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from the fiscal years ended December 2003 and 2004, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of TBAY at the dates thereof.  (Schedule A)

(2)

Property.  An accurate list and description of all property, real or personal, owned by TBAY of a value equal to or greater than $1,000.00.  (Schedule B.)

(3)

Liens and Liabilities.  A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule B (Schedule C.) together with a complete and accurate list of all debts, liabilities and obligations of TBAY incurred or owing as of the date of this Agreement.  (Schedule C.1.)

(4)

Leases and Contracts.  A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which TBAY is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by TBAY (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2004, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.  (Schedule D.)

(5)

Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of TBAY for the repayment of borrowed money, including a listing thereof. (Schedule E.)

(6)

Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.  (Schedule F.)

(7)

Articles and Bylaws.  Complete and accurate copies of the Articles of Incorporation and Bylaws of TBAY together with all amendments thereto to the date hereof.  (Schedule G.)

(8)

Shareholders.  A complete list of all persons or entities holding capital stock of TBAY (as certified by TBAY’s transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of TBAY (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.  (Schedule H.)

(9)

Officers and Directors.  A complete and current list of all Officers and Directors of TBAY, each of whom shall resign effective as of the Closing Date.  (Schedule I.)

(10)

Salary Schedule.  A complete and accurate list (in all material respects) of the names and the current salary for each present employee of TBAY who received $1,000.00 or more in aggregate compensation from TBAY whether in salary, bonus or otherwise, during the year 2004, or who is presently scheduled to receive from TBAY a salary in excess of $1,000.00 during the fiscal year ending December 31, 2005, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  All such employees are “at will” employees of TBAY. (Schedule J.)

(11)

Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of TBAY threatened, which may materially and adversely affect TBAY.  (Schedule K.)

(12)

Tax Returns.  Accurate copies of all Federal and State tax returns for TBAY for the last five fiscal years.  (Schedule L.)

(13)

Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by TBAY under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last two fiscal years.  (Schedule M.)

(14)

Banks.  A true and complete list, as of the date of this Agreement, showing (1) the name of each bank in which TBAY has an account or safe deposit box, and (2) the names and addresses of all signatories.  (Schedule N.)

(15)

Jurisdictions Where Qualified.  A list of all jurisdictions wherein TBAY is qualified to do business and is in good standing, including a copy of all certificates of good standing or existence, as applicable, that such jurisdictions shall have issued no later than 30 days prior to the date of this Agreement.  (Schedule O.)

(16)

Subsidiaries.  A complete list of all subsidiaries of TBAY.  (Schedule P.) The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which TBAY has an interest, direct or indirect.

(17)

Union Matters.  An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of TBAY, if any. (Schedule Q.)

(18)

Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which TBAY may have, other than those listed in the schedule on Union Matters.  (Schedule R.)

(19)

Employee Benefit Plans.  Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of TBAY in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.  (Schedule S.)

(20)

Insurance Policies.  A complete and accurate list and a description of all material insurance policies naming TBAY as an insured or beneficiary or as a loss payable payee or for which TBAY has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by TBAY regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming TBAY as beneficiary covering the business activities of TBAY.  (Schedule T.)

(21)

Customers.  A complete and accurate list (in all material respects) of the customers of TBAY, including presently effective contracts of TBAY  accounting for the principal revenues of TBAY, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2004 (including but not limited to subscribers to the services or materials or publications of TBAY for the previous two calendar years).  (Schedule U.)

(22)

Licenses and Permits.  A complete list of all licenses, permits and other authorizations of TBAY.  (Schedule V.)

(b)

Organization, Standing and Power.  TBAY is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

(c)

Qualification.  TBAY is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on TBAY or its business operations.

(d)

Capitalization of TBAY.  The authorized capital stock of TBAY consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, $.001 par value, of which the only shares issued and outstanding shall be common shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom.  There are no preemptive rights with respect to the TBAY stock.  There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of TBAY.

(e)

Authority.  The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of TBAY.  This Agreement constitutes the valid and binding obligation of TBAY enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by TBAY and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of TBAY's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, contract, note, bond, court order or instrument to which TBAY is a party or by which it is bound.

(f)

Absence of Undisclosed Liabilities.  TBAY has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.  As of the Closing, TBAY shall have no assets or liabilities other than those resulting from the acquisition of WISE TARGET and AMBER LINK.

(g)

Absence of Changes.  Since December 31, 2004 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of TBAY, except for changes resulting from completion of those transactions described in Section [2.02(e)] and Section [5.01].

(h)

Tax Matters.  All taxes and other assessments and levies which TBAY is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by TBAY in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.01(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by TBAY income or business prior to the Closing Date.  Further, TBAY has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

(i)

Options, Warrants, Etc.  Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which TBAY or its shareholders are a party or by which TBAY or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of TBAY or any securities representing the right to purchase or otherwise receive any such capital stock of TBAY.  TBAY has not declared and is not otherwise obligated to pay any dividends, whether in cash, stock or other property.

(j)

Title to Assets.  Except for liens set forth in Schedule C, TBAY is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(k)

Agreements in Force and Effect.  Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which TBAY is a party are valid and in full force and effect on the date hereof, and TBAY has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of TBAY.

(l)

Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either TBAY or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of TBAY.  TBAY has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(m)

Governmental Regulation.  To the knowledge of TBAY and except as set forth in Schedule K, TBAY is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of TBAY.

(n)

Brokers and Finders.  TBAY shall be solely responsible for payment to any broker or finder retained by TBAY for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. TBAY has not agreed to pay any fees or commissions to any party.

(o)

Accuracy of Information.  No representation or warranty by TBAY contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to WISE TARGET and AMBER LINK pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(p)

Subsidiaries.  Except as listed in Schedule P, TBAY does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or (iii) the membership interests in any limited liability company.

(q)

Consents.  Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by TBAY or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

(r)

Improper Payments.  Neither TBAY, nor any person acting on behalf of TBAY has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of TBAY, (ii) any customer, supplier or competitor of TBAY or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for TBAY, or (iii) any political party or any candidate for elective political office nor has any fund or other asset of TBAY been maintained that was not fully and accurately recorded on the books of account of TBAY.

(s)

Copies of Documents.  TBAY has made available for inspection and copying by WISE TARGET and AMBER LINK and their duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement.  TBAY has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission.

TBAY is in compliance with the Sarbannes-Oxley Act of 2002 and the regulations promulgated thereunder.  Furthermore, all filings by TBAY with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of TBAY or adversely affect the objectives of this Agreement with respect to WISE TARGET and AMBER LINK including, but not limited to, the issuance and subsequent trading of the shares of common stock of TBAY to be received hereby, subject to compliance by the shareholders of WISE TARGET and AMBER LINK with applicable law.

(t)

Valid Issuance of Securities.  The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

(u)

Related Party Transactions.  No employee, officer or director of TBAY or member of his or her immediate family is indebted to TBAY, nor is TBAY indebted (or committed to make loans or extend or guarantee credit) to any of them.  No member of the immediate family of any officer or director of TBAY is directly or indirectly interested in any material contract with TBAY.

(v)

Foreign Assets Control Regulations.  The issuance of the Shares by TBAY will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, TBAY (i) is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (ii) does not knowingly engage or will not engage in any dealings or transactions, or be otherwise associated, with any such person.

(w)

Private Offering by TBAY.  Neither TBAY nor anyone acting on its behalf has offered the Shares of any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the shareholders of WISE TARGET and AMBER LINK, each of which has been offered the Shares in a private sale for investment.  Neither TBAY nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Shares to the registration requirements of Section 5 of the Securities Act.

4. Article

 REPRESENTATIONS AND WARRANTIES OF WISE TARGET and AMBER LINK:

4.1

WISE TARGET and AMBER LINK and where applicable, each shareholder of WISE TARGET and AMBER LINK who executes this Agreement, hereby represents and warrants to TBAY as follows:

(a)

WISE TARGET and AMBER LINK shall deliver to TBAY, on or before Closing, the following documents of WISE TARGET and AMBER LINK; and, if applicable, :

(1)

Financial Statements.  Audited financial statements of WISE TARGET and AMBER LINK including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from the fiscal years ended March 31, 2004 and 2005, (Schedule AA)

(2)

Property.  An accurate list and description of all property, real or personal owned by WISE TARGET and AMBER LINK of a value equal to or greater than $1,000.00.  (Schedule BB)

(3)

Liens and Liabilities.  A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule BB.  (Schedule CC). A complete and accurate list of all debts, liabilities and obligations of WISE TARGET and AMBER LINK incurred or owing as of the date of this Agreement.  (Schedule CC.1).

(4)

Leases and Contracts.  A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which WISE TARGET or AMBER LINK is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by WISE TARGET or AMBER LINK (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended March 31, 2005 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.  (Schedule DD.)

(5)

Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of WISE TARGET and AMBER LINK for the repayment of borrowed money, including a listing thereof.  (Schedule EE.)

(6)

Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.  (Schedule FF.)

(7)

Articles and Bylaws.  Complete and accurate copies of the Articles of Incorporation and Bylaws of WISE TARGET and AMBER LINK, together with all amendments thereto to the date hereof.  (Schedule GG.)

(8)

Shareholders.  A complete list of all persons or entities holding capital stock of WISE TARGET and AMBER LINK or any rights to subscribe for, acquire, or receive shares of the capital stock of WISE TARGET and AMBER LINK (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

(9)

Officers and Directors.  A complete and current list of all officers and Directors of WISE TARGET and AMBER LINK.  (Schedule II.)

(10)

Salary Schedule.  A complete and accurate list (in all material respects) of the names and the current salary or each present employee of WISE TARGET and AMBER LINK who received $1,000 or more in aggregate compensation from WISE TARGET and AMBER LINK whether in salary, bonus or otherwise, who is presently scheduled to receive from WISE TARGET and AMBER LINK a salary in excess of $1,000.00 during the fiscal year ending March 31, 2005, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  (Schedule JJ.)

(11)

Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of WISE TARGET and AMBER LINK threatened, which may materially and adversely affect WISE TARGET or AMBER LINK. (Schedule KK.)

(12)

Tax Returns.  Accurate copies of all Federal and State tax returns for WISE TARGET and AMBER LINK for the last five fiscal years, if any.  (Schedule LL.)

(13)

Agency Reports.  Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by WISE TARGET and AMBER LINK under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) for the last five fiscal years.  (Schedule MM.)

(14)

A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which WISE TARGET and AMBER LINK has an account or safe deposit box, and (2) the names and addresses of all signatories.  (Schedule NN.)

(15)

Jurisdictions Where Qualified. A list of all jurisdictions wherein WISE TARGET and AMBER LINK are qualified to do business and are in good standing.  (Schedule OO.)

(16)

Subsidiaries.  A complete list of all subsidiaries of WISE TARGET and AMBER LINK. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which WISE TARGET or AMBER LINK has an interest, direct or indirect.

(17)

Union Matters.  An accurate list and description (in all material respects of union contracts and collective bargaining agreements of WISE TARGET and AMBER LINK, if any.  (Schedule QQ.)

(18)

Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which WISE TARGET and AMBER LINK may have, other than those listed in the schedule on Union Matters.  (Schedule RR.)

(19)

Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of WISE TARGET and AMBER LINK in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.  (Schedule SS.)

(20)

Insurance Policies.  A complete and accurate list (in all material respects) and description of all material insurance policies naming WISE TARGET and AMBER LINK as an insured or beneficiary or as a loss payable payee or for which WISE TARGET and AMBER LINK has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by WISE TARGET and AMBER LINK regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming WISE TARGET and AMBER LINK as beneficiary covering the business activities of WISE TARGET and AMBER LINK.  (Schedule TT.)

(21)

Customers.  A complete and accurate list (in all material respects) of the customers of WISE TARGET and AMBER LINK, including all presently effective contracts of WISE TARGET and AMBER LINK to be assigned to WISE TARGET and AMBER LINK, accounting for the principal revenues of WISE TARGET and AMBER LINK, indicating the dollar amounts of gross revenues of each such customer for the period ended March 31, 2005.  (Schedule UU.)

(22)

Licenses and Permits.  A complete list of all licenses, permits and other authorizations of WISE TARGET and AMBER LINK.  (Schedule VV)

(b)

Organization, Standing and Power.  WISE TARGET and AMBER LINK are corporations duly organized, validly existing and in good standing under the laws of British Virgin Islands with all requisite corporate power to own or lease their properties and carry on their business as are now being conducted.  SUNPLUS is a corporation duly organized, validly existing and in good standing under the laws of China with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

(c)

Qualification.  WISE TARGET and AMBER LINK are duly qualified and licensed as foreign corporations authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on WISE TARGET and AMBER LINK or its business operations.

(d)

Capitalization of WISE TARGET and AMBER LINK.  The authorized capital stock of WISE TARGET and AMBER LINK each consists of 50,000 common shares of Common Stock, US$1.00 par value per share, and for each of WISE TARGET and AMBER LINK, one (1) share is issued to the shareholder listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable.  There are no preemptive rights with respect to the WISE TARGET and AMBER LINK stock.

(e)

Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of WISE TARGET and AMBER LINK.  This Agreement constitutes the valid and binding obligation of WISE TARGET and AMBER LINK, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by WISE TARGET and AMBER LINK and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of WISE TARGET and AMBER LINK's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which WISE TARGET or AMBER LINK is a party or by which it is bound.

(f)

Absence of Undisclosed Liabilities.  WISE TARGET and AMBER LINK have no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

(g)

Absence of Changes.  Since March 31, 2005, there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, earnings or business of WISE TARGET and AMBER LINK, except for changes resulting from completion of those transactions described in Section [5.02].

(h)

Tax Matters.  All taxes and other assessments and levies which WISE TARGET and AMBER LINK are required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by WISE TARGET and AMBER LINK in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.01(f) include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by WISE TARGET and AMBER LINK income or business prior to the Closing Date.  Further, WISE TARGET and AMBER LINK have timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

(i)

Options, Warrants, etc.  Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which WISE TARGET and AMBER LINK or its shareholders are a party or by which WISE TARGET and AMBER LINK or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of WISE TARGET and AMBER LINK or any securities representing the right to purchase or otherwise receive any such capital stock of WISE TARGET and AMBER LINK.  WISE TARGET and AMBER LINK have not declared and are not otherwise obligated to pay, any dividends whether in cash, stock or other property.

(j)

Title to Assets.  Except for liens set forth in Schedule CC, WISE TARGET and AMBER LINK are the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(k)

Agreements in Force and Effect.  Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which WISE TARGET or AMBER LINK is a party are valid and in full force and effect on the date hereof, and WISE TARGET and AMBER LINK have not breached any material provision of, and are not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of WISE TARGET and AMBER LINK.

(l)

Legal Proceedings, Etc.  Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of WISE TARGET and AMBER LINK, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of WISE TARGET and AMBER LINK. WISE TARGET and AMBER LINK have substantially complied with, and are not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(m)

Governmental Regulation.  To the knowledge of WISE TARGET and AMBER LINK and except as set forth in Schedule KK, WISE TARGET and AMBER LINK are not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of WISE TARGET and AMBER LINK.

(n)

Broker and Finders.  WISE TARGET and AMBER LINK shall be solely responsible for payment to any broker or finder retained by WISE TARGET and AMBER LINK for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

(o)

Accuracy of Information.  No representation or warranty by WISE TARGET and AMBER LINK contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to TBAY pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(p)

Subsidiaries.  Except as listed in Schedule PP, WISE TARGET and AMBER LINK do not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or (iii) the membership interests in any limited liability company.

(q)

Consents.  Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by WISE TARGET and AMBER LINK or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

(r)

Improper Payments.  No person acting on behalf of WISE TARGET and AMBER LINK has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of WISE TARGET and AMBER LINK, or (ii) any political party or any candidate for elective political office, nor has any fund or other asset of WISE TARGET and AMBER LINK been maintained that was not fully and accurately recorded on the books of account of WISE TARGET and AMBER LINK.

(s)

Copies of Documents.  WISE TARGET and AMBER LINK have made available for inspection and copying by TBAY and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all material documents that it has filed with any governmental agency and that is material to the terms and conditions contained in this Agreement.  Furthermore, all filings by WISE TARGET and AMBER LINK with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of WISE TARGET and AMBER LINK or adversely affect the objectives of this Agreement.

(t)

Investment Intent of Shareholders.  Each shareholder of WISE TARGET and AMBER LINK represents and warrants to TBAY that the shares of TBAY being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

5. Article

 CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE ACQUISITION

5.1

Conduct and Transactions of TBAY.  During the period from the date hereof to the date of Closing, TBAY shall:

(a)

Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns (which shall be complete and accurate) required to be filed and paying all taxes due;

(b)

Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

(c)

TBAY shall not during such period, except in the ordinary course of business, without the prior written consent of Wise Target and Amber Link:

(1)

Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;

(2)

Except as otherwise contemplated or required by this Agreement, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(3)

Except as otherwise contemplated or required by this Agreement, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(4)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(5)

Except as contemplated or required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(6)

Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(7)

Make any material change in its insurance coverage;

(8)

Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

(9)

Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

(10)

Make any capital expenditures.

5.2

Conduct and Transactions of  WISE TARGET and AMBER LINK.  During the period from the date hereof to the date of Closing, WISE TARGET and AMBER LINK shall:

(a)

Obtain an investment letter from each shareholder of WISE TARGET and AMBER LINK in a form substantially similar to the one attached hereto as Exhibit B.

(b)

Conduct the operations of WISE TARGET and AMBER LINK in the ordinary course of business.

(c)

WISE TARGET and AMBER LINK shall not during such period, except in the ordinary course of business, without the prior written consent of TBAY:

(1)

Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of WISE TARGET and AMBER LINK;

(2)

Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(3)

Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(4)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(5)

Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(6)

Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(7)

Make any material change in its insurance coverage;

(8)

Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;

(9)

Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;

(10)

Make any material capital expenditures in excess of $1,000.00.

(11)

Allow any of the foregoing actions to be taken by any subsidiary of WISE TARGET and AMBER LINK.

6. Article

RIGHTS OF INSPECTION

6.1

During the period from the date of this Agreement to the date of Closing of the acquisition, TBAY, WISE TARGET and AMBER LINK agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of TBAY, WISE TARGET or AMBER LINK , as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder.  In the event of termination of this Agreement, TBAY, WISE TARGET and AMBER LINK will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

7. Article

 CONDITIONS TO CLOSING

7.1

Conditions to Obligations of WISE TARGET and AMBER LINK. The obligation of WISE TARGET and AMBER LINK to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by WISE TARGET and AMBER LINK.

(a)

Representations and Warranties.  There shall be no information disclosed in the schedules delivered by TBAY which in the opinion of WISE TARGET and AMBER LINK would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of TBAY set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations.  TBAY shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and TBAY shall have complied in all material respects with the course of conduct required by this Agreement.

(c)

Corporate Action.  TBAY shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for WISE TARGET and AMBER LINK that TBAY has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)

Consents.  Execution of this Agreement by the shareholders of WISE TARGET and AMBER LINK and any consents necessary for or approval of any party listed on any Schedule delivered by TBAY whose consent or approval is required pursuant thereto shall have been obtained.

(e)

Financial Statements.  WISE TARGET and AMBER LINK shall have been furnished with audited financial statements of TBAY including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flow from fiscal years ended December 31, 2003 and 2004.  Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of TBAY as of December 31, 2004.

(f)

Statutory Requirements.  All statutory requirements for the valid consummation by TBAY of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by TBAY for consummation of the transactions contemplated by this Agreement shall have been obtained.  All filings, including filings with the Securities and Exchange Commission, shall have been made or if required to be made promptly upon consummation of this Agreement, a copy of such proposed filings, including Form 8-K or otherwise in connection with this transaction, shall have been provided by TBAY to WISE TARGET and AMBER LINK for its approval prior to the filing of the Form 8-K or other required filings.

(h)

Changes in Financial Condition of TBAY.  There shall not have occurred any material adverse change in the financial condition or in the operations of the business of TBAY, except expenditures in furtherance of this Agreement.

(i)

Absence of Pending Litigation.  TBAY is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement, the consummation of the transactions contemplated hereunder.

(j)

Authorization for Issuance of Stock.  WISE TARGET and AMBER LINK shall have received in form and substance satisfactory to counsel for WISE TARGET and AMBER LINK a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of TBAY to issue stock certificates with the appropriate legend relating to the restricted nature of the shares under the Securities Act and representing ownership of TBAY common stock to WISE TARGET and AMBER LINK shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

7.2

Conditions to Obligations of TBAY.  The obligation of TBAY to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by TBAY.

(a)

Representations and Warranties.  There shall be no information disclosed in the schedules delivered by WISE TARGET and AMBER LINK, which in the opinion of TBAY, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement.  The representations and warranties of WISE TARGET and AMBER LINK set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations.  WISE TARGET and AMBER LINK shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing, and WISE TARGET and AMBER LINK shall have complied in all respects with the course of conduct required by this Agreement.

(c)

Corporate Action.  WISE TARGET and AMBER LINK shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for TBAY that WISE TARGET and AMBER LINK have submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)

Consents.  Any consents necessary for or approval of any party listed on any Schedule delivered by WISE TARGET and AMBER LINK, whose consent or approval is required pursuant thereto, shall have been obtained.

(e)

Financial Statements.  TBAY shall have been furnished with audited financial statements of WISE TARGET and AMBER LINK including, but not limited to, balance sheets, income statements, statements of stockholders equity and statements of cash flows from the fiscal years ended March 31, 2004 and 2005.

(f)

Statutory Requirements. All statutory requirements for the valid consummation by WISE TARGET and AMBER LINK of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval.  All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by WISE TARGET and AMBER LINK for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h)

Employment Agreements.  Existing WISE TARGET, AMBER LINK, and SUNPLUS employment agreements will have been delivered to counsel for TBAY.

(i)

Changes in Financial Condition of WISE TARGET and AMBER LINK.  There shall not have occurred any material adverse change in the financial condition or in the operations of the business of WISE TARGET, AMBER LINK, and SUNPLUS, except expenditures in furtherance of this Agreement.

(j)

Absence of Pending Litigation.  WISE TARGET, AMBER LINK and SUNPLUS not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(k)

Shareholder Approval.  The WISE TARGET and AMBER LINK shareholders shall have approved the Agreement and Plan of Reorganization.

8. Article

MATTERS SUBSEQUENT TO CLOSING

8.1

Covenant of Further Assurance.  The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.  TBAY agrees to have filed with the Securities and Exchange Commission a Form 8-K within the prescribed period therein reflecting the terms of this transaction with a subsequent amendment thereto to be filed within the prescribed period to contain the required financial statements of WISE TARGET and AMBER LINK.

9. Article

 NATURE AND SURVIVAL OF REPRESENTATIONS

9.1

All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by TBAY, WISE TARGET or AMBER LINK pursuant hereto, or otherwise adopted by TBAY, by their written approval, or by WISE TARGET and AMBER LINK by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by TBAY, WISE TARGET or AMBER LINK as the case may be.  All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

10. Article

 TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

10.1

Termination.  Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a)

By mutual written consent of the Boards of Directors of TBAY, WISE TARGET and AMBER LINK.

(b)

By the Board of Directors of TBAY if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

(c)

By the Board of Directors of WISE TARGET and AMBER LINK if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

10.2

Termination of Obligations and Waiver of Conditions; Payment of Expenses.  In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other.  Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

11. Article

 EXCHANGE OF SHARES; FRACTIONAL SHARES

11.1

Exchange of Shares.  At the Closing, TBAY shall issue a letter to the transfer agent of TBAY with a copy of the resolution of the Board of Directors of TBAY authorizing and directing the issuance of TBAY shares as set forth on Exhibit A to this Agreement.  Any fractional shares of TBAY issued as a result of this exchange shall be rounded up to the next whole number of shares.

11.2

Restrictions on Shares Issued to Shareholders .  Due to the fact that Shareholders will receive shares of TBAY common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of TBAY will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.

12. Article

 MISCELLANEOUS

12.1

Construction.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

12.2

Notices.  All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to “TBAY”	If to WISE TARGET or AMBER LINK
T Bay Holdings, Inc. 22 East State Street Eagle, ID 83616	c/o Shanghai SUNPLUS Communication Technology Co., Ltd.
With copies to:	With copies to:
Cletha A. Walstrand, Esq 609 Judge Building 8 East Broadway Salt Lake City, UT 84111

12.3

Amendment and Waiver.  The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect.  Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

(a)

Extend the time for the performance of any of the obligations of the other;

(b)

Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c)

Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d)

Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.3 shall be valid if authorized or ratified by the Board of Directors of such party.

12.4

Remedies not Exclusive.  No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The election of any one or more remedies by TBAY shall not constitute a waiver of the right to pursue other available remedies.

12.5

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.6

Benefit.  This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of TBAY, WISE TARGET, AMBER LINK and their shareholders.

12.7

Entire Agreement.  This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.8

Expenses.   WISE TARGET and AMBER LINK shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.9

Captions and Section Headings.  Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

T BAY HOLDINGS, INC.

By: /s/ Tianpei Li

Name:  Tianpei Li

Title: President

WISE TARGET INTERNATIONAL LIMITED

By: /s/ Ms. Meilian Li

Name: Ms. Meilian Li

Title: President

AMBER LINK INTERNATIONAL LIMITED

By: /s/ Mr. Xiaofeng Li

Name: Mr. Xiaofeng Li

Title: President

Exhibit A

Shareholder Data and Acknowledgments

of

Wise Target and Amber Link Shareholders

By execution below, each of the undersigned hereby approves the Agreement and Plan of Reorganization with T Bay Holdings, Inc. and undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with T Bay Holdings, Inc. and understands its terms and conditions.  By execution below, each of the undersigned acknowledges and agrees to the specified surrender of shares and directs that shares be issued as provided.

Shares to be Surrendered	Shares to be Issued	Recipient and Address
100% of all issued and outstanding shares of Wise Target International Limited which holds 75% of Shanghai Communication Technology Co., Ltd.	15,950,000 shares Approved By:	Ms. Meilian Li, President and sole shareholder /s/ Meilian Li
100% of all issued and outstanding shares of AMBER LINK International Limited which holds 20% of Shanghai Sunplus Communication Co., Ltd.	2,600,000 shares Approved By:	Mr. Xiaofeng Li, President and sole shareholder /s/ Meilian Li

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

ISSUER:

T Bay Holdings, Inc. (Referred to hereinbelow as the “Company”)

SECURITY:

Common Stock, par value $.001

QUANTITY:

_______________ Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

1.

Investment.  (a)  I am aware of the Company's business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(b)

I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Company, in that connection, I have taken all steps necessary to evaluate the merits and risks of this offering.

(c)  I have had an opportunity to ask questions of and receive answers from officers of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

2.

Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

3.

Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

4.

Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.

In Witness Whereof, the undersigned has executed this Investor Representation Statement with knowledge that the above-named Issuer will rely on the truth and completeness of the representations and warrantees contained herein.

DATE PURCHASER

___________________________________

Name: _____________________________

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